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                                                                    EXHIBIT 10.2

                             AMENDMENT NO. 1 TO THE
                          PNC BANK CORP. SUPPLEMENTAL
                EXECUTIVE RETIREMENT INCOME AND DISABILITY PLAN

           WHEREAS, PNC Bank Corp. adopted the PNC Bank Corp. Supplemental Executive Retirement Income and Disability Plan effective September 1, 1985 (the "Plan"); and

           WHEREAS, the Corporation desires to amend the Plan to add a provision concerning payment of benefits to participants who cease to be employees as a result of assignment to an entity partially owned (directly or indirectly) by the Corporation; and

           WHEREAS, Section 6 of the Plan authorizes the Corporation, acting through its Board of Directors, to amend the Plan; and

           WHEREAS, the Board of Directors of the Corporation has authorized certain officers of the Corporation to amend the Plan.

           NOW, THEREFORE, the Plan is hereby amended as follows:

           1. Existing Sections 4 through 8 shall be renumbered as Sections 5 through 9, respectively.

           2. Effective July 1, 1993, a new Section 4 shall be added to read as follows:

           4. Certain Transfers of Employment. If a Participant is transferred from the employment of the Corporation or a Subsidiary to an entity the equity of which (directly or indirectly) is owned 10% or more (but 50% or less) by the Corporation (a "Minority-Owned Entity"), the benefits earned while a Participant will be frozen and will be paid in the event that the Participant subsequently becomes disabled while employed by the Minority-Owned Entity or retires from the employment of the Minority-Owned Entity.

           IN WITNESS WHEREOF, PNC Bank Corp. has caused this Amendment No. 1 to be executed by its duly authorized officers and attested this 10th day of March, 1994.

ATTEST:                                              PNC BANK CORP.


/s/ MARY LYNN FITZPATRICK                            By: /s/ WILLIAM F. STROME
-------------------------                            -------------------------
Mary Lynn Fitzpatrick                                William F. Strome
Corporate Seal                                       Secretary

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                             AMENDMENT NO. 2 TO THE
                          PNC BANK CORP. SUPPLEMENTAL
                EXECUTIVE RETIREMENT INCOME AND DISABILITY PLAN

           WHEREAS, PNC Bank Corp. (the "Corporation") adopted the PNC Bank Corp. Supplemental Executive Retirement Income and Disability Plan effective September 1, 1985 (the "Plan") and has since amended the Plan on one occasion; and

           WHEREAS, the Corporation desires to amend the Plan to provide that persons who are eligible to actively participate in the PNC Retirement Savings Plan shall not be eligible to participate in the Plan and to the extent such individuals have previously participated in the Plan, any Plan benefit shall be frozen and may be available to such individual in the future if any other conditions for receipt of such benefit are met; and

           WHEREAS, Section 6 of the Plan authorizes the Corporation, acting through its Board of Directors to amend the Plan; and

           WHEREAS, the Board of Directors of the Corporation has authorized certain officers of the Corporation to amend the Plan.

           NOW, THEREFORE, effective June 30, 1996, the Plan is hereby amended as follows:

           1. Section 2.1 of the Plan is hereby deleted and a new Section 2.1 is inserted to read as follows:

                  2.1 Participant - On the Effective Date, all persons who have been granted a stock option under the Corporation's Executive Bonus Plan shall be Participants in this Plan. All other persons employed by the Corporation and its Subsidiaries who have received on stock option grant under the Corporation's Executive Bonus Plan are eligible to participate at the discretion of the Board of Directors.

                  All persons who have been granted a stock option under the Corporation's Executive Stock Bonus Plan and who are eligible to actively Participate in the PNC Retirement Savings Plan are not eligible to participate in this Plan. Any person who was a Participant in this Plan shall cease participation on the date such person is eligible to be an active participant in the PNC Retirement Savings Plan.

           2. Section 3 of the Plan is hereby amended by inserting Section 3.4 to read as follows:

                  3.4 Frozen Benefit - Any Participant who is eligible to actively participate in the PNC Retirement Savings Plan shall have the value of his or her benefit frozen as of the first day of the month following the date he or she is eligible to actively participate in the PNC Retirement Savings Plan. Such frozen benefit otherwise payable under the Plan, provided that any future benefit eligibility requirements are met.

           IN WITNESS WHEREOF, PNC Bank Corp. has caused this Amendment No. 1 to be executed by its duly authorized officers and attested this 29th day of May, 1996, effective as of June 30, 1996.

ATTEST:                                              PNC BANK CORP.


By: /s/ WILLIAM F. STROME                            /s/ JOANNE BLEHI
-------------------------                            ---------------------
William F. Strome                                    Joanne Blehi
Secretary                                            Vice President

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                               NOVEMBER 21, 1996
                      AMENDMENT TO THE PNC FINANCIAL CORP
                       SUPPLEMENTAL EXECUTIVE RETIREMENT
                           INCOME AND DISABILITY PLAN

           WHEREAS, PNC Bank Corp. ("PNC") maintains the PNC Financial Corp Supplemental Executive Retirement Income and Disability Plan (the "Plan"); and

           WHEREAS, Section 7 of the Plan authorizes PNC to amend the Plan at any time; and

           WHEREAS, it has been determined that it is in the best interest of PNC to amend the Plan to (a) reflect the change in name of PNC Financial Corp to PNC Bank Corp., (b) protect the rights of Plan participants to retirement and disability benefits hereunder after a Change in Control, and (c) make certain other changes;

           NOW, THEREFORE, the Plan is hereby amended as follows:

           1. The Plan is hereby renamed the "PNC Bank Corp. Supplemental Executive Retirement Income and Disability Plan" and all references in the Plan to "PNC Financial Corp" are hereby changed to "PNC Bank Corp."

           2. Section 2.5 of the Plan is hereby amended to add the following sentence at the end thereof:

         Notwithstanding the foregoing, after a Change in Control, in no event shall a Participant's Annual Base Salary for purposes of determining disability benefits and retirement benefits hereunder be less than his annual pay rate as of the last payday of the January preceding the date of the Change in Control.

           3. Section 2.6 of the Plan is hereby amended to read as follows:

         Compensation - The Annual Base Salary established by the Corporation for services rendered by a Participant for a particular year, plus the amount of cash, if any, whether deferred or not, awarded to a Participant under any Executive Bonus Plan paid during that same year.

           4. The Plan is hereby amended to replace the term "Annual Compensation" with the word "Compensation" in each place such term appears.

           5. Section 2.8 is hereby amended to read as follows:

         Executive Bonus Plan - The PNC Bank Corp. 1994 Annual Incentive Award Plan, the PNC Bank Corp. 1996 Executive Incentive Award Plan, or any successor or predecessor plans thereto (hereinafter be referred to as "Existing Plans") or any other annual bonus plan (an "Other Bonus Plan"); provided, however, that with respect to any Other Bonus Plan, the annual bonus amount used in the calculation of Compensation hereunder shall be the lower of the amount awarded under such Other Bonus Plan or the amount that such Participant would have been awarded under an Existing Plan had his annual bonus been awarded pursuant to the same grade or level that is used for calculating his recommended stock option grant under the 1992 Long-Term Incentive Award Plan (except for Gary J. Zentner who shall have the amount of his annual bonus amount used in the calculation of Compensation hereunder calculated in accordance with the applicable Other Bonus Plan subject to an annual limit of 200% of Annual Base Salary).

           6. Section 2.9 is hereby deleted in its entirety and Sections 2.10 and 2.11 are hereby redesignated as Sections 2.9 and 2.10.

           7. Section 2.10 is hereby amended to add the following at the end thereof: "or any successor plan thereto."

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           8. Section 2 of the Plan is hereby amended to add new Sections 2.11 through 2.18 to read as follows:

                  2.12  Board - the Board of Directors of PNC.

                  2.13 Cause - (a) the willful and continued failure of a Participant to substantially perform the Participant's duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board, the Chief Executive Officer of PNC, or the Participant's superior, which specifically identifies the manner in which the Board, Chief Executive Officer, or superior believes that the Participant has not substantially performed the Participant's duties; or

                  (b) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Corporation.

For purposes of the preceding clauses (a) and (b), no act or failure to act, on the part of a Participant, shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith and without reasonable belief that the Participant's action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon the instructions or prior approval of the Board, Chief Executive Officer of PNC or the Participant's superior, or based upon the advice of counsel for the Corporation, shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Corporation. The cessation of employment of the Participant shall not be deemed to be for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board or the Committee at a Board or Committee meeting called and held for the purpose of considering such termination finding that, in the good faith opinion of the Board or Committee, the Participant is guilty of the conduct described in clause (a) or (b) above, and specifying the particulars thereof in detail. Such resolution shall be adopted only after reasonable notice of such meeting is provided to the Participant and the Participant is given an opportunity, together with counsel, to be heard before the Board or the Committee.

                  2.14 Change in Control - a change of control of PNC of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act, whether or not PNC is then subject to such reporting requirement; provided, however, that without limitation, a Change in Control shall be deemed to have occurred if:

                  (a) any person, excluding employee benefit plans of PNC, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of PNC representing twenty percent (20%) or more of the combined voting power of PNC's then outstanding securities, provided, however, that such an acquisition of beneficial ownership representing between twenty percent (20%) and forty percent (40%), inclusive, of such voting power shall not be considered a Change in Control if the Board approves such acquisition either prior to or immediately after its occurrence;

                  (b) PNC consummates a merger, consolidation, share exchange, division or other reorganization or transaction of PNC (a "Fundamental Transaction") with any other corporation, other than a Fundamental Transaction that results in the voting securities of PNC outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty percent (60%) of the combined voting power immediately after such Fundamental Transaction of (i) PNC's outstanding securities, (ii) the surviving entity's outstanding securities, or (iii) in the case of a division, the outstanding securities of each entity resulting from the division;

                  (c) the shareholders of PNC approve a plan of complete liquidation or winding-up of PNC or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of PNC's assets;

                  (d) as a result of a proxy contest, individuals who prior to the conclusion thereof constituted the Board (including for this purpose any new director whose election or nomination for election by PNC's shareholders in connection with such proxy contest was approved by a vote of at least two-thirds (2/3) of the directors then still in

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office who were directors prior to such proxy contest) cease to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied);

                  (e) during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by PNC's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied); or

                  (f) the Board determines that a Change in Control has occurred.

"Person" has the meaning given in Section 3(a)(9) of the Exchange Act and also includes any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

Notwithstanding anything to the contrary herein, a divestiture or spin-off of a Subsidiary or division of PNC shall not by itself constitute a "Change in Control."

         2.15 Credited Service - means "Credited Service" as defined in the Pension Plan as of the date hereof or as defined from time to time after the date hereof if such definition results in a longer period of Credited Service for the applicable Participant.

         2.16 Good Reason - means: (a) the assignment to a Participant of any duties inconsistent in any respect with the Participant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately prior to the Change in Control, or any other action by the Corporation which results in a diminution in any respect in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith that is remedied by the Corporation promptly after receipt of notice thereof given by the Participant;

                  (b) a reduction by the Corporation in the Participant's annual base salary as in effect on the date hereof; as the same may be increased from time to time;

                  (c) the Corporation's requiring the Participant to be based at any office or location that is more than fifty (50) miles from the Participant's office or location immediately prior to the Change in Control;

                  (d) the failure by the Corporation (i) to continue in effect any bonus, stock option or other cash or equity-based incentive plan in which the Participant participates immediately prior to the Change in Control that is material to the Participant's total compensation, unless a substantially equivalent arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or (ii) to continue the Participant's participation in such plan (or in such substitute or alternative plan) on a basis at least as favorable, both in terms of the amount of benefits provided and the level of the Participant's participation relative to other participants, as existed immediately prior to the Change in Control; or

                  (e) the failure by the Corporation to continue to provide the Participant with benefits substantially similar to those received by the Participant under any of the Corporation's pension (including, but not limited to, tax-qualified plans), life insurance, health, accident, disability or other welfare plans in which the Participant was participating, at costs substantially similar to those paid by the Participant, immediately prior to the Change in Control.

                  2.17 PNC - PNC Bank Corp. and any successors thereto.

                  2.18 Retirement - A Participant's termination of employment with the Corporation (a) for any reason after completing a period of Credited Service of at least 5 years and attaining age 55 (or age 50 in the case of any Participant listed in Schedule A hereto), or (b) by the Participant for Good Reason after a Change in Control or by the Corporation without Cause after a Change in Control.

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           9. Section 3.1 is hereby amended to replace the word "retirement"
with the word "Retirement" in the first two places such term appears, to replace the words "year of service" with "year of Credited Service (including fractions thereof)", and to add the words "(assuming that the Participant elected a single life annuity under the Pension Plan and commenced receiving benefits at age 62)" after the word "respectively".

           10. Section 3.1.1 is hereby amended in its entirety to read as follows:

         The amount produced by 3.1(b) above will be reduced by the annual amount of any benefit the Participant is entitled to receive under the Pension Plan and the PNC Bank Corp. Supplemental Pension Plan, assuming the Participant commenced receiving benefit payments in the form of a single life annuity under such plans at age 62. Unless instructed otherwise in writing by the Participant, the annual amount payable pursuant to Section 3.1(a) or 3.1(b) and the preceding sentence shall be paid in monthly installments, commencing on the first day of the month coincident or next following the Retirement of the Participant and continuing for fifteen years. Any benefit payment made pursuant to Section 3.1(a) or 3.1(b) that commences prior to a Participant's attainment of age 62 shall be actuarially reduced in accordance with reduction factors used in the Pension Plan. A Participant may, at any time at least one year before his Retirement, elect in writing to receive, in lieu of the monthly retirement benefit to which he is entitled hereunder, a lump-sum cash payment equal to the present value of such monthly benefit, calculated using the mortality rates and interest rate used under the Pension Plan as of the date the payment is to be made. Notwithstanding the foregoing sentence, a Participant who attains Retirement during the period commencing on November 21, 1996 and ending on November 21, 1997 may elect such lump sum payment in writing within thirty (30) days of being notified of the foregoing election requirement.

           11. Section 5 of the Plan is hereby amended to add the words "on the date of a Participant's Retirement" at the end of the first sentence thereof and to add the following sentence at the end thereof:

         Notwithstanding the foregoing, in the sole discretion of the PNC and its Subsidiaries, PNC and/or its Subsidiaries may establish a nonqualified grantor trust and make contributions thereto for the purpose of providing a source of funds to pay benefits as they become due and payable hereunder; provided, however, that no such trust shall result in a Participant being required to include in gross income for Federal income tax purposes any benefits payable hereunder prior to the date of actual payment. Notwithstanding the establishment of any such trust, a Participant's rights hereunder shall be solely those of a general unsecured creditor of PNC and its Subsidiaries. It is the intention of PNC and its Subsidiaries and Participants hereunder that the Plan be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

           12. Section 7 of the Plan is hereby amended to read as follows:

         The Plan may be amended or terminated by the Board at any time, and any Subsidiary of PNC that has adopted the Plan may withdraw from further participation in the Plan at any time; provided, however, that no such amendment, termination or withdrawal (each, a "Plan Change") shall reduce or in any way adversely affect (a) the retirement or disability benefits payable hereunder with respect to a Participant who is entitled to benefits under 3.2 hereof by reason of having become disabled prior to the date of the Plan Change or who has terminated employment with the Corporation prior to the date of such Plan Change, or (b) the amount of, or payment of, the Accrued Benefit (as hereinafter defined) of any other Participant as of the date of such Plan Change. For purposes of this Section 7, the term "Accrued Benefit" means the amount of the retirement benefit that would be payable to the Participant hereunder assuming that (a) the Participant terminated employment immediately prior to the Plan Change, and (b) solely for the purpose of determining the Participant's eligibility for Retirement under this Plan and not for purposes of determining the amount of his retirement benefit under 3.1 hereof, that the Participant had attained age 55 and completed 5 years of Credited Service (to the extent that the Participant had not yet attained such age and completed such years of Credited Service immediately prior to the Plan Change). After a Change in Control, the provisions of this
         Section 7 and Section 10 hereof may not be amended with respect to a Participant without the written consent of the Participant; provided, however, that the failure of a Participant to consent to any such amendment shall not impair the ability of the Board to amend the Plan with respect to any other Participant who has consented to such amendment.

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           13. Section 9 of the Plan is hereby amended to delete the words "of
Directors of the Corporation".

           14. A new Section 10 is hereby added to the Plan to read as follows:

                  10. Successors. In addition to any obligations imposed by law upon any successor(s) to PNC and its Subsidiaries, PNC and its Subsidiaries shall be obligated to require any successor(s) (whether direct or indirect, by purchase, merger, consolidation, operation of law, or otherwise) to all or substantially all of the business and/or assets of PNC and its Subsidiaries to expressly assume and agree to perform under this Plan in the same manner and to the same extent that PNC and its Subsidiaries would be required to perform under it if no such succession had taken place; in the event of such a succession, references to "PNC," "PNC Bank Corp.," "Corporation" and "Subsidiary" herein shall thereafter be deemed to include such successor(s).

           15. A new Schedule A is hereby added to the Plan to read as attached hereto.

           IN WITNESS WHEREOF, PNC Bank Corp. has caused this Amendment to the PNC Financial Corp Supplemental Executive Retirement Income and Disability Plan to be duly adopted as of this 21st day of November, 1996.

                                 PNC BANK CORP.


                                 By: /s/ WILLIAM E. ROSNER
                                 -------------------------
                                 William E. Rosner
                                 Senior Vice President


WITNESS:


/s/ THOMAS R. MOORE
------------------------
Thomas R. Moore
Assistant Corporate Secretary


SCHEDULE A - LIST OF PARTICIPANTS

Intentionally omitted.

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